EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Lodging Fund REIT III, Inc. Announces Special Committee Has Engaged Piper Sandler & Co. as Financial Advisor to Evaluate Strategic Alternatives

FARGO, ND – April 24, 2026 – Lodging Fund REIT III, Inc. (the “Company”), a non-traded real estate investment trust focused on the acquisition and ownership of limited-service, select-service, full-service and extended-stay hotel properties primarily in “America’s Heartland,” which the Company defines as the geographic area from North Dakota to Texas and the Appalachian Mountains to the Rockies, today announced that a Special Committee of its Board of Directors (the “Special Committee”), comprised solely of independent directors, has engaged Piper Sandler & Co. (“PSC” or “Piper Sandler”)  to serve as financial advisor in connection with the Special Committee’s exploration and evaluation of potential strategic alternatives available to the Company. Faegre Drinker Biddle & Reath LLP (“Faegre Drinker”) is serving as legal counsel to the Special Committee.

The Special Committee was formed to oversee a comprehensive review of strategic alternatives intended to maximize value for the Company’s stockholders. Potential alternatives to be considered may include, among others, a sale or merger of the Company, a listing of the Company’s common stock on a national securities exchange, a sale of all or a portion of the Company’s assets, a recapitalization, a continuation of the Company’s current business plan, or other strategic transactions.

“The Special Committee, together with our financial and legal advisors, is committed to conducting a thorough and disciplined review process focused on identifying the path that best serves the interests of our stockholders,” said Perry Rynders, Chair of the Special Committee. “We believe that engaging Piper Sandler at this stage positions the Company to evaluate a full range of opportunities thoughtfully and on terms that reflect the quality of our portfolio and platform.”

The Company has not set a definitive timetable for completion of the strategic review process, and there can be no assurance that the process will result in any particular transaction or strategic outcome. The Company does not intend to disclose or comment on developments regarding the review process unless and until the Board of Directors or the Special Committee has approved a specific transaction or strategic action, or otherwise determines that further disclosure is appropriate or required by law.

About Lodging Fund REIT III, Inc.

Lodging Fund REIT III, Inc. is a Maryland corporation formed to acquire a diversified portfolio of limited-service, select-service, full-service, and extended-stay hotel properties located primarily in secondary and tertiary markets in America’s Heartland. The Company has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Special Committee’s review of strategic alternatives, the potential outcomes thereof and the timing thereof. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ include, without limitation: the possibility that the strategic review may not result in any transaction; the disruptive impact of the review on the Company’s business, operations, employees, tenants, lenders, and other counterparties; the timing and structure of any potential transaction; market conditions in the lodging and commercial real estate sectors; and the other risks described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.